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                                                                    Exhibit 23.4



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form F-3 of Unibanco - Uniao de Bancos Brasileiros S.A. ("Unibanco") and Unibanco Holdings S.A. ("Unibanco Holdings") of our report dated June 23, 2003 appearing in the Annual Report on Amendment No. 1 of Form 20-F of Unibanco and Unibanco Holdings for the year ended December 31, 2002 and to the reference to us under the headings "Summary of Financial Information and Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu
    Deloitte Touche Tohmatsu
    Auditores Independentes

    Sao Paulo, Brazil
    August 7, 2003